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                                                                    Exhibit 4.4




                                August 30, 2000




Sunrise Television Partners, L.P. (the "Partnership")
720 Second Avenue South, Suite 420
St. Petersburg, Florida 33701

         Re: Sunrise Television Corp., a Delaware corporation (the "Company")

Gentlemen:

         This letter confirms that at such time, if ever, as the 891,499 shares of Class B Common Stock, par value $.01 per share ("Nonvoting Stock"), of the Company held by the Partnership after completion of the proposed recapitalization of the Company are converted, in accordance with the applicable provisions of the Company's Articles (as defined below), into 891,499 shares of Class A Common Stock, par value $.01 per share ("Voting Stock"), of the Company, the undersigned shall cooperate fully to cause the 1 share of Voting Stock held by Smith Broadcasting Partners, L.P., a Delaware limited partnership, after completion of the proposed recapitalization of the Company, which share would then represent less than 1% of the total outstanding Voting Stock of the Company, to be redeemed, repurchased, or extinguished, with any amounts received therefor to be netted out of distributions otherwise payable to Smith Broadcasting Group, Inc., Sandy DiPasquale, John Purcell and David Fitz as holders of Class B Interests in the Partnership.

         Capitalized terms used herein and not otherwise defined shall have the meaning given to same in the Second Amended and Restated Articles of Incorporation of the Company, to be filed with the Secretary of State of the State of Delaware on the date hereof (the "Articles").

         The undersigned acknowledges that you are relying on this letter in making your investment in the Company and the addressees of this letter.

                                        Very truly yours,

                                        SMITH BROADCASTING PARTNERS, L.P.

                                        By: Smith Broadcasting Group, Inc.,
                                            Its General Partner

                                        By: /s/ David A. Fitz
                                        ---------------------------------------
                                                David A. Fitz
                                                Chief Financial Officer and
                                                Executive Vice President


                                        SUNRISE TELEVISION CORP.


                                        By: /s/ David A. Fitz
                                        ---------------------------------------
                                                David A. Fitz
                                                Chief Financial Officer


                                        SMITH BROADCASTING GROUP, INC.


                                        By: /s/ David A. Fitz
                                        ---------------------------------------
                                                David A. Fitz
                                                Chief Financial Officer


                                            /s/ Sandy DiPasquale
                                            -----------------------------------
                                                Sandy DiPasquale



                                            /s/ John Purcell
                                            -----------------------------------
                                                John Purcell


                                            /s/ David A. Fitz
                                            -----------------------------------
                                                David A. Fitz